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                                                               EXHIBIT 99.2

PROXY
                       PATRIOT AMERICAN HOSPITALITY, INC.
             1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207
      Proxy for Annual Meeting of Stockholders to be held on June   , 1999

                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints James D. Carreker and John P. Bohlmann, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Patriot American Hospitality, Inc. held of record by the undersigned as of the close of business on May 24, 1999, on behalf of the undersigned at the annual meeting of
stockholders to be held at [location], [9:30 a.m.] local time, on June   ,
1999, and at any adjournments or postponements thereof.

  When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted for the proposals set forth below. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

  Please vote and sign on the reverse side and return promptly in the enclosed envelope.

                                                             SEE REVERSE SIDE


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[x]  PLEASE MARK VOTES AS IN THIS EXAMPLE

For the $1 billion equity investment to be completed, stockholders must approve each of proposals 1 through 3.
THE BOARD OF DIRECTORS OF PATRIOT RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSALS:
If you wish to consider and vote on the following three proposals collectively, to approve the restructuring of Patriot with Wyndham International, Inc., vote here:
                     [_] FOR [_] AGAINST [_] ABSTAIN
If you wish to vote on the following three proposals individually, vote below:

1. To approve the merger of a wholly-owned subsidiary of Wyndham with and into Patriot.
                     [_] FOR [_] AGAINST [_] ABSTAIN

2. To approve a reverse stock split of Patriot common stock.
                     [_] FOR [_] AGAINST [_] ABSTAIN

3. To terminate the existing pairing agreement dated February 17, 1983, as amended, between Patriot and Wyndham.
                     [_] FOR [_] AGAINST [_] ABSTAIN
4. To reelect three members of the Board of Directors of Patriot to serve until the 2002 annual meeting of stockholders and until their respective successors are duly elected and qualified.
                            [_] WITHHOLD              Nominees: John H.
    [_] FOR all              AUTHORITY to             Daniels
     nominees                vote for all                   Gregory R. Dillon
     listed at               nominees                       Philip J. Ward
     right                   listed at
     (except as              right
     marked to
     the contrary
     at right)
    (INSTRUCTION: To withhold authority to vote for any individual nominee, put a line through that nominee's name.)
5. In the discretion of the persons named in the proxy, to transact any other business that may properly come before the Patriot annual meeting or any adjournment thereof.
                                                The undersigned hereby
                                              acknowledge(s) receipt of a copy
                                              of the accompanying notice of
                                              annual meeting of stockholders
                                              and the joint proxy
                                              statement/prospectus with
                                              respect thereto and hereby
                                              revoke(s) any proxy or proxies
                                              heretofore given. This proxy may
                                              be revoked at any time before it
                                              is exercised.

                                              PLEASE MARK, SIGN, DATE AND
                                              PROMPTLY RETURN THE PROXY CARD.

                                              Dated:
                                              ---------------------------------
                                              Signature
                                              ---------------------------------
                                              Signature
                                              NOTE: Please sign exactly as
                                              name appears hereon. Joint
                                              owners should each sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such.